Exhibit 99.1

AdvanSix Hopewell South Employees Ratify New Comprehensive and Competitive Five-Year Agreement

HOPEWELL, VA (May 8, 2023) —The AdvanSix Hopewell South bargaining unit, consisting of the International Chemical Workers Union Council/the United Food and Commercial Workers, Local 591-C, the International Brotherhood of Electrical Workers, Local 666, the International Association of Machinists and Aerospace Workers, Local No. 10, and the United Association of Journeymen and Apprentices of the Plumbing and Pipe Fitting Industry, Local 851, has informed AdvanSix (NYSE: ASIX) that its employees have voted to ratify a new five-year collective bargaining agreement that covers approximately 340 workers at the Hopewell, Virginia site.

“I am pleased to welcome our Hopewell South employees back to work,” said Erin Kane, President and CEO of AdvanSix. “This comprehensive and competitive five-year contract provides fair and equitable market-based wages and benefits that support our employees and their families. We believe this contract will also serve to improve attraction, retention and development of our workforce that will support long-term sustainable growth and our essential role of delivering the vital chemistries that are the foundation of a diverse range of products that touch people’s everyday lives.

Throughout the economic strike period, we continued to enable safe, stable and sustainable operations with the support of our contingency workforce. We thank the contingency workforce for their dedication to ensure we safely delivered to our customers each and every day with no disruption.”

The Hopewell South employees will report back to work on May 10, 2023.

About AdvanSix
AdvanSix is a diversified chemistry company that produces essential materials for our customers in a wide variety of end markets and applications that touch people’s lives. Our integrated value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, chemical intermediates, and plant nutrients. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally, including the impact of the coronavirus (COVID-19) pandemic and any resurgences; the potential effects of inflationary pressures, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of the conflict between Russia and Ukraine; the effect on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks and disruptions to our technology infrastructure; risks associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; cybersecurity, data privacy incidents and disruptions to our technology infrastructure; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, as updated in subsequent reports filed with the SEC.

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Contacts:
Media Investors
Janeen Lawlor Adam Kressel
(973) 526-1615 (973) 526-1700
janeen.lawlor@advansix.com adam.kressel@advansix.com